                                                                    Exhibit 20.2


                         MONTHLY SERVICER'S CERTIFICATE
                      First USA Bank, National Association
                       First NBC Credit Card Master Trust
                                  Series 1997-1

                   For the January 10, 2002 Determination Date
                           For the 53rd Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997, by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This
     Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2.   First USA Bank, National Association, is Servicer under the Pooling and
     Servicing Agreement.

3.   The undersigned is a Servicing Officer.

4.   The date of this Certificate is January 10, 2002, which is a Determination
     Date under the Pooling and Servicing Agreement

5.   The aggregate amount of Collections processed during the
     preceding Monthly Period [equal to 5(a) plus 5(b)] was                       $101,262,419.87

     (a)  The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the Collections of
          Finance Charge Receivables) was                                          $10,993,490.91

     (b)  The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the Collections of Principal
          Receivables) was                                                         $90,268,928.96

6.   The aggregate amount of Receivables as of the end of the last day of the
     preceding Monthly Period was                                                 $820,401,809.40

7. Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

8. To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

     None.

9.   The amount, if any, by which the sum of the balance of the Excess Funding
     Account and the Aggregate Principal Receivables exceeds the Minimum
     Aggregate Principal Receivables required to be maintained pursuant to the
     Pooling and Servicing Agreement, is equal to                                 $105,570,869.94

10.  The amount, if any, of the withdrawal of the Specified Deposit from the
     Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related
     Transfer Date is                                                                       $0.00

Monthly Servicer's Certificate.
Page 2 (all amounts in dollars except percentages)

11.  Monthly Period Trust Activity

(a)  Trust Activity                                                Total Trust
     ===============================================              =============
     Beginning Aggregate Principal Receivables                    787,089,703.79
     Beginning Excess Funding Account Balance                               0.00
     Beginning Total Principal Balance                            787,089,703.79
     Collections of Finance Charge Receivables                     10,993,490.91
     Discount Percentage                                                    0.00
     Discount Option Receivables Collections                                0.00
     Net Recoveries                                                         0.00
     Total Collections of Finance Charge Receivables               10,993,490.91
     Total Collections of Principal Receivables                    90,268,928.96
     Net Default Amount                                             2,938,956.58
     Minimum Aggregate Principal Receivables Balance              700,000,000.00
     Ending Aggregate Principal Receivables                       805,570,869.94
     Ending Excess Funding Account Balance                                  0.00
     Ending Total Principal Balance                               805,570,869.94


     (b)  Series Allocations (as of 12/31/01)                                   Series 1997-1   Series 1998-1     All Series
          ===================================                                   ============================================
          Group Number                                                                   1            2
          Investor Interest                                                     296,516,861.25  400,000,000.00  696,516,861.25
          Adjusted Investor Interest                                            244,616,861.25  400,000,000.00  644,616,861.25
          Principal Funding Account Balance                                      51,900,000.00            0.00   51,900,000.00
          Minimum Transferor Interest                                                                            56,389,960.90

     (c)  Group I Allocations                                                   Series 1997-1     Total Group I
          ===================                                                   ===============================
          Investor Finance Charge Collections                                     3,851,692.91    3,851,692.91

          Investor Monthly Interest                                               1,473,262.30    1,473,262.30
          Investor Monthly Fees (Servicing Fee)                                     305,771.08      305,771.08
          Investor Default Amounts                                                1,016,991.84    1,016,991.84
          Investor Additional Amounts                                                     0.00            0.00
          Total                                                                   2,796,025.22    2,796,025.22

          Reallocated Investor Finance Charge Collections                         3,851,692.91    3,851,692.91
          Available Excess                                                        1,055,667.69    1,055,667.69


12.  Series 1997-1 Certificates

                                                                                 Series 1997-1
     (a)  Investor/Transferor Allocations                            Trust          Interest           Series        Interest
          ====================================================================================================================
          Beginning Investor/Transferor Amounts                 787,089,703.79  244,616,861.25  400,000,000.00  142,472,842.54
          Beginning Adjusted Investor Interest                  787,089,703.79  244,616,861.25  400,000,000.00
          Floating Investor Percentage                             100.000000%      34.603840%      50.820120%
          Fixed Investor Percentage                                100.000000%      38.115100%      50.820120%
          Collections of Finance Chg. Receivables                10,993,490.91    3,851,692.91    5,549,974.66
          Collections of Principal Receivables                   90,268,928.96   34,406,092.58   45,874,777.95
          Net Default Amount                                      2,938,956.58    1,016,991.84    1,493,581.28

          Ending Investor/Transferor Amounts                    805,570,869.94  216,863,345.98  400,000,000.00  188,707,523.96


    Monthly Servicer's Certificate.
    Page 3 (all amounts in dollars except percentages)


                                                                                                     Collateral
    (b) Monthly Period Funding Requirements                              Class A        Class B       Interest          Total
==================================================================================================================================
        Principal Funding Account                                     25,950,000.00           0.00           0.00   25,950,000.00
        Principal Funding Investment Proceeds                             70,579.30           0.00           0.00       70,579.30
        Withdrawal from Reserve Account                                        0.00           0.00           0.00            0.00
        Available Reserve Account Amount                               1,297,500.00           0.00           0.00    1,297,500.00
        Required Reserve Account Amount                                1,297,500.00           0.00           0.00    1,297,500.00

        Coupon                                                              6.15000%       6.35000%       2.49563%        6.49085%
        Floating Investor Percentage                                       29.67260%       2.66806%       2.26318%       34.60384%
        Fixed Investor Percentage                                          32.96956%       2.66806%       2.47748%       38.11510%
        Investor Monthly Interest                                      1,329,937.50     111,125.00      32,199.80    1,473,262.30
        Overdue Monthly Interest                                               0.00           0.00           0.00            0.00
        Additional Interest                                                    0.00           0.00           0.00            0.00
          Total Interest Due                                           1,329,937.50     111,125.00      32,199.80    1,473,262.30
        Investor Default Amounts                                         872,064.83      78,413.13      66,513.88    1,016,991.84
        Investor Monthly Fees                                            259,500.00      26,250.00      20,021.08      305,771.08
        Investor Additional Amounts                                            0.00           0.00           0.00            0.00
          Total Due                                                    2,461,502.33     215,788.13     118,734.76    2,796,025.22

                                                                                                     Collateral
    (c) Certificates - Balances and Distributions                        Class A        Class B        Interest        Total
==================================================================================================================================
        Beginning Investor Interest                                  207,600,000.00  21,000,000.00  16,016,861.25  244,616,861.25
        Monthly Principal - Prin. Funding Account                     25,950,000.00           0.00           0.00   25,950,000.00
        Principal Payments                                                     0.00           0.00   1,803,515.27    1,803,515.27
        Interest Payments                                              1,329,937.50     111,125.00      32,199.80    1,473,262.30
        Total Payments                                                27,279,937.50     111,125.00   1,835,715.07   29,226,777.57
        Ending Investor Interest                                     181,650,000.00  21,000,000.00  14,213,345.98  216,863,345.98

    (d) Information regarding Payments in respect of the Class A Certificates
        (per $1,000 original certificate principal amount)
        1. Total Payment                                                                                                 5.125000
        2. Amount of Payment in respect of Class A Monthly Interest                                                      5.125000
        3. Amount of Payment in respect of Class A Overdue Monthly Interest                                              0.000000
        4. Amount of Payment in respect of Class A Additional Interest                                                   0.000000
        5. Amount of Payment in respect of Class A Principal                                                             0.000000

    (e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
        1. Total Amount of Class A Investor Charge-Offs                                                                      0.00
        2. Amount of Class A Investor Charge-Offs per $1,000 original
           certificate principal amount                                                                                      0.00
        3. Total amount reimbursed in respect of Class A Investor Charge-Offs                                                0.00
        4. Amount reimbursed in respect of Class A Investor Charge-Offs per
           $1,000 original principal amount                                                                                  0.00
        5. The amount, if any, by which the outstanding Principal Balance of the
           Class A Certificates exceeds the Class A Adjusted Investor Interest
           after giving effect to all transactions on such Distribution Date                                                 0.00

    (f) Information regarding Payments in respect of the Class B Certificates
        (per $1,000 original certificate principal amount)
        1. Total Payment                                                                                                 5.291667
        2. Amount of Payment in respect of Class B Monthly Interest                                                      5.291667
        3. Amount of Payment in respect of Class B Overdue Monthly Interest                                              0.000000
        4. Amount of Payment in respect of Class B Additional Interest                                                   0.000000
        5. Amount of Payment in respect of Class B Principal                                                             0.000000

    Monthly Servicer's Certificate.
    Page 4 (all amounts in dollars except percentages)


    (g) Amount of reductions in Class B Investor Interest pursuant to clauses
        (c),(d) and (e) of the definition of Class B Investor Interest
        1. Amount of reductions in Class B Investor Interest                                                                 0.00
        2. Amount of reductions in Class B Investor Interest per $1,000 original
           certificate principal amount                                                                                      0.00
        3. Total amount reimbursed in respect of reductions of Class B Investor
           Interest                                                                                                          0.00
        4. Amount reimbursed in respect of reductions of Class B Investor
           Interest per $1,000 original certficate principal amount                                                          0.00
        5. The amount, if any, by which the outstanding Principal Balance of the
           Class B Certificates exceeds the Class B Investor Interest after
           giving effect to all transactions on such Distribution Date                                                       0.00

    (h) Information regarding the Distribution in respect of the Collateral
        Interest (per $1,000 original certificate principal amount)
        1. Total distribution                                                                                           94.139234
        2. Amount of distribution in respect of Collateral Monthly Interest                                              1.651272
        3. Amount of distribution in respect of Collateral Overdue Interest                                              0.000000
        4. Amount of distribution in respect of Collateral Monthly Principal                                            92.487963

    (i) Amount of reductions in Collateral Interest pursuant to clauses
        (c), (d), and (e) of the definition of Collateral Interest
        1. Amount of reductions in Collateral Interest                                                                       0.00
        2. Total amount reimbursed in respect of reductions of Collateral
           Interest                                                                                                          0.00

    (j) Application of Reallocated Investor Finance Charge Collections
        1. Class A Available Funds                                                                                   3,313,160.97

             a.  Class A Monthly Interest                                                                            1,329,937.50
             b.  Class A Overdue Monthly Interest                                                                            0.00
             c.  Class A Additional Interest                                                                                 0.00
             d.  Class A Servicing Fee                                                                                 259,500.00
             e.  Class A Investor Default Amount                                                                       872,064.83
             f.  Excess Spread                                                                                         851,658.64

        2. Class B Available Funds                                                                                     291,374.09

             a.  Class B Monthly Interest                                                                              111,125.00
             b.  Class B Overdue Monthly Interest                                                                            0.00
             c.  Class B Additional Interest                                                                                 0.00
             d.  Class B Servicing Fee                                                                                  26,250.00
             e.  Excess Spread                                                                                         153,999.09

        3. Collateral Holder Available Funds                                                                           247,157.85

             a.  Excess Spread                                                                                         247,157.85

        4. Total Excess Spread                                                                                       1,252,815.58

    Monthly Servicer's Certificate.
    Page 5 (all amounts in dollars except percentages)


    (k) Application of Excess Spread and Excess Finance Charge Collections
        Allocated to Series 1997-1
        1.  Beginning Excess Spread                                                                                  1,252,815.58
        2.  Excess Finance Charge Collections                                                                                0.00
        3.  Applied to fund Class A Required Amount                                                                          0.00
        4.  Unreimbursed Class A Investor Charge-Offs                                                                        0.00
        5.  Applied to fund Class B Required Amount                                                                     78,413.13
        6.  Reductions of Class B Investor Interest treated as Available Principal
            Collections                                                                                                      0.00
        7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly
            Interest                                                                                                    32,199.80
        8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral
            Interest Servicing Fee                                                                                      20,021.08
        9.  Collateral Investor Default Amount treated as Available Principal
            Collections                                                                                                 66,513.88
        10. Reductions of Collateral Interest treated as Available Principal
            Collections                                                                                                      0.00
        11. Deposit to Reserve Account (if required)                                                                         0.00
        12. Applied to other amounts owed to Collateral Interest Holder                                                      0.00
        13. Balance to constitute Excess Finance Charge Collections for other
            series                                                                                                   1,055,667.69

    13. Trust Performance
    (a) Delinquencies
        1. 30-59 days                                                                                               11,348,792.39
        2. 60-89 days                                                                                                6,774,567.41
        3. 90 days and over                                                                                         10,865,342.12
        4. Total 30+ days delinquent                                                                                28,988,701.92

    (b) Base Rate
        a. Current Monthly Period                                                                                         7.96227%
        b. Prior Monthly Period                                                                                           7.96754%
        c. Second Prior Monthly Period                                                                                    7.97415%
    (c) Three Month Average Base Rate                                                                                     7.96799%

    (d) Portfolio Yield (gross portfolio yield less net defaults)
        a. Current Monthly Period                                                                                        11.47200%
        b. Prior Monthly Period                                                                                          13.41220%
        c. Second Prior Monthly Period                                                                                   13.63343%
    (e) Three Month Average Portfolio Yield                                                                              12.83921%

    (f) Excess Spread Percentage
        a. Current Monthly Period                                                                                         4.65115%
        b. Prior Monthly Period                                                                                           6.04099%
        c. Second Prior Monthly Period                                                                                    6.15929%
    (g) Three Month Average Excess Spread Percentage                                                                      5.61714%

    (h) Monthly Payment Rate (total collections/beginning aggregate principal
        receivables)                                                                                                     12.86542%%

    (i) Portfolio Adjusted Yield                                                                                          3.50973%

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 10th day of January.

                               First USA Bank, National Association, as Servicer

                               By: /s/ Tracie Klein
                                   -----------------------------------
                                   Name:  Tracie Klein
                                   Title: First Vice President